Prospectus Supplement                          Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated July 2, 1998)                 Registration No. 333-53157




                                Centocor, Inc.

                                 $460,000,000
              4 3/4% Convertible Subordinated Debentures due 2005
                 (Interest Payable August 15 and February 15)

     This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell Centocor debentures those persons own.

                            SELLING SECURITYHOLDERS

     The information set forth in the table under the caption "Selling Securityholders" in the Centocor prospectus dated July 2, 1998, relating to Centocor's 4 3/4% Convertible Subordinated Debentures due 2005, as supplemented on July 9, 16 and 29, 1998, August 4, 11, 18 and 24, 1998, September 1, 3, 15, 21 and 24, 1998, October 1, 13, 14 and 20, 1998, November
9, 12, 16, 20 and 30, 1998, December 3, 17, and 29, 1998, January 4 and 6,
1999, February 17, 1999, March 3, 11, 16, 22 and 25, 1999, April 26 and 30,
1999, May 17 and 26, 1999, June 15, 1999, July 28 and 30, 1999, August 17 and
20, 1999, September 9 and 29, 1999, December 29, 1999 and March 31, 2000, is
supplemented to add the following:


                                 Principal                          Principal
                                   Amount      Percentage of         Amount
    Name of Selling             Beneficially   Outstanding        Registered for
   Securityholder (1)             Owned($)   Centocor Debentures  Sale Hereby($)

Joseph A. Warth/Linda L. Knight    10,000            *                10,000


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(1)  The information set forth herein is as of April 17, 2000.

   * Represents beneficial ownership of less than 1% of the aggregate principal amount of Centocor debentures outstanding as of April 17, 2000.



                The date of this prospectus is April 17, 2000.